EXHIBIT 23.1




                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Digital Biometrics, Inc.:

     We consent to incorporation by reference in the registration statements (Numbers 33-41510, 33-63984, 33-90900, 333-34725, 333-43791, 333-59067,
333-72031 and 333-77379) on Forms S-3 and S-8 of Digital Biometrics, Inc., of our reports dated November 10, 1999 relating to the consolidated balance sheets of Digital Biometrics, Inc. and subsidiary, as of September 30, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows and the related consolidated financial statement schedule for each of the years in the three-year period ended September 30, 1999, which reports appear in the September 30, 1999, Annual Report on Form 10-K of Digital Biometrics, Inc., and to the reference to our firm under the heading "Selected Financial Data" in the Company's September 30, 1999, Annual Report on Form 10-K which is incorporated by reference in the registration statements.




                                    KPMG LLP


Minneapolis, Minnesota
December 28, 1999




                                       45